Exhibit 99.1

For Further Information Call:
Walter A. Shephard
Chief Financial Officer
Voice: 860-704-3955
inquire@zygo.com

ZYGO REPORTS FISCAL 2010 SECOND QUARTER RESULTS

Revenues Increase 22% from First Quarter of Fiscal 2010;
Bookings Up 26% from First Quarter

MIDDLEFIELD, CT, February 4, 2010 – Zygo Corporation (NASDAQ: ZIGO) today announced revenues of $26.1 million for the second quarter of fiscal 2010, which ended on December 31, 2009, an increase of 22% compared with revenues of $21.3 million in the first quarter of fiscal 2010, reflecting continued recovery in the Company’s core optical and metrology markets. The Company reported revenues of $33.4 million in the second quarter of fiscal 2009.

Bookings for the second quarter of fiscal 2010 were $28.6 million, increases of 26% from bookings of $22.7 million in the first quarter of fiscal 2010 and 27% from bookings of $22.6 million in the second quarter of fiscal 2009. Bookings for the Metrology Solutions division accounted for 58% of the bookings received in the second quarter of fiscal 2010, with the Optical Systems division contributing the remaining 42%.

For the second quarter of fiscal 2010, ZYGO reported a net loss of $1.9 million ($953,000 from continuing operations), or a loss of $0.11 ($0.07 from continuing operations) per diluted share, as compared with a net loss of $4.0 million ($3.5 million from continuing operations), or $0.24 ($0.23 from continuing operations) per diluted share, for the second quarter of fiscal 2009. The second quarter of fiscal 2010 loss from continuing operations included $1.6 million of operating expenses related to severance costs due to our reorganization efforts and costs associated with the retirement of our former CEO and search for a new CEO. Excluding these items, the Company would have reported a net profit from continuing operations of $358,000, or $0.02 per diluted share. A reconciliation between GAAP (Accounting Principles Generally Accepted in the United States of America) operating results and non-GAAP operating results is provided following the financial statements that are part of this release.

Commenting on the second quarter results, Walter Shephard, Chief Financial Officer of Zygo Corporation, said, “ZYGO performed well in the quarter, generating significant sequential growth in bookings and revenues, supporting our belief in the continuing recovery in the Company’s markets and growing demand for ZYGO’s leading technologies and products. As a result of cost reduction efforts, the Company also had a marked improvement in financial performance as compared with the second quarter of fiscal 2009. We also realized a significant improvement in gross profit, which increased to 42% for the quarter, and, similarly, our operating expenses declined significantly compared with the prior year period.”

Dr. Chris Koliopoulos, President and Chief Executive Officer of Zygo Corporation, said, “The second quarter results reinforce the reasons why I came to ZYGO, including my belief in ZYGO’s leading technology and its strong positions in the optics and metrology markets. My objective is to build on our core technology and increase our market penetration by providing our customers with solutions where demands of precision, accuracy, and throughput are required. In the near term, ZYGO is on the right path to increase revenues and profitability through directed marketing efforts in our core markets, gross profit improvement, and cost containment measures.”

Bookings in our Optical Systems division increased by a robust 67% over the first quarter of fiscal 2010, including the following bookings:

•	$3.4 million from a large laser fusion customer for delivery within twelve months,
•	$3.1 million for a Helmet Mounted Display product,
•	$3.0 million for a contract manufacturing medical product.

For the first six months of fiscal 2010, the Company recorded revenues of $47.4 million and a net loss of $7.7 million ($4.8 million from continuing operations), or a loss of $0.45 ($0.31 from continuing operations) per diluted share, compared with revenues of $70.9 million and a net loss of $3.5 million ($2.3 million from continuing operations), or $0.21 ($0.18 from continuing operations) per diluted share, for the first six months of fiscal 2009.

“As ZYGO enters its fifth decade, I am excited about the future growth of the company,” said Dr. Koliopoulos. “Celebrating 40 years in the field of high tech optics and precision optical metrology, Zygo has accumulated the knowledge, experience, and advanced technology over these 40 years to be a dominant player among our peers in the global optics community. I look forward to working with our employees in developing our business model to further capitalize on opportunities and increase shareholder value.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets.

Note: ZYGO’s teleconference to discuss the results of the second quarter of fiscal 2010 will be held at 5 PM Eastern Time on February 4, 2010 and can be accessed by dialing 800-920-2968. This call is web cast live on ZYGO’s web site at www.zygo.com. The call may also be accessed for 30 days following the teleconference.

IMPORTANT INFORMATION

This communication may be deemed to be solicitation material in respect of ZYGO’s solicitation of proxies in connection with its Annual Meeting of Stockholders scheduled to be held on February 10, 2010. In connection with the solicitation of proxies, ZYGO filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other relevant documents concerning the proposals to be presented at the Annual Meeting of Stockholders.

ZYGO also filed additional definitive proxy materials with the SEC, including information with respect to the addition of Dr. Chris Koliopoulos to the slate of nominees being proposed for election at the Annual Meeting of Stockholders. Stockholders are advised to read the additional definitive proxy materials as well as the definitive proxy statement, previously mailed or delivered by internet delivery to stockholders, and other documents related to the solicitation of proxies from stockholders of ZYGO for use at the Annual Meeting of Stockholders, because they contain important information. Additional definitive proxy materials and a form of proxy has been mailed or delivered by internet delivery to ZYGO’s stockholders and are available, along with other relevant documents, at no charge, at the SEC’s website at http://www.sec.gov and at http://www.proxyvote.com.

ZYGO and its directors and executive officers may be deemed to be participants in the solicitation of proxies from ZYGO stockholders. Certain information regarding the participants and their interests in the solicitation is set forth in the additional definitive proxy materials and the definitive proxy materials for ZYGO’s Annual Meeting of Stockholders, which are available free of charge from the SEC at its website as indicated above.

Forward-Looking Statements

All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations, and the business strategy, plans, anticipated revenues, bookings, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in revenues to our major customer; manufacturing and supplier risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the reorganization of our business; dependence on proprietary technology and key personnel; length of the revenues cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the acquisition of Zemetrics and integration of the business and employees; the risk related to the Company’s transition to new senior management; and the risk associated with unsolicited proposals to purchase outstanding shares of the Company’s common stock. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K, as amended by two Form 10-K/A filings, for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission on September 14, 2009, October 26, 2009, and December 23, 2009, respectively.

Zygo Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenues	$26,081	$33,400	$47,406	$70,893
Cost of goods sold	15,128	21,144	29,279	42,150
Gross profit	10,953	12,256	18,127	28,743
Selling, general, and administrative expenses	8,533	12,144	15,088	21,229
Research, development, and engineering expenses	3,896	5,561	7,543	10,867
Provision for doubtful accounts and notes	(168)	617	53	999
Operating expenses	12,261	18,322	22,684	33,095
Operating loss	(1,308)	(6,066)	(4,557)	(4,352)

Other income
Interest income	23	291	74	660
Miscellaneous income	24	467	84	23
Total other income	47	758	158	683
Loss from continuing operations before income tax,
including non-controlling interest	(1,261)	(5,308)	(4,399)	(3,669)
Income tax benefit (expense)	308	1,853	(374)	1,322
Net loss from continuing operations	(953)	(3,455)	(4,773)	(2,347)

Loss from discontinued operations, net of tax	(639)	(214)	(2,474)	(543)

Net loss including non-controlling interest	(1,592)	(3,669)	(7,247)	(2,890)
Net earnings attributable to non-controlling interest	313	372	445	648
Net loss attributable to Zygo Corporation	$(1,905)	$(4,041)	$(7,692)	$(3,538)

Net loss from continuing operations attributable to Zygo
Corporation	$(1,266)	$(3,827)	$(5,218)	$(2,995)

Basic and Diluted - Loss per share attributable
to Zygo Corporation
Continuing operations	$(0.07)	$(0.23)	$(0.31)	$(0.18)
Discontinued operations	(0.04)	(0.01)	(0.15)	(0.03)
Net loss per share	$(0.11)	$(0.24)	$(0.45)	$(0.21)

Weighted average shares outstanding
Basic and Diluted shares	16,993	16,834	16,968	16,805

Zygo Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2009	June 30, 2009
Assets
Current assets:
Cash and cash equivalents	$37,745	$32,723
Marketable securities	1,000	4,015
Receivables, net	21,015	20,874
Inventories	24,383	30,452
Prepaid expenses and other	1,846	1,527
Income tax receivable	1,252	1,022
Current assets of discontinued operations	78	294
Total current assets	87,319	90,907

Marketable securities	627	499
Property, plant, and equipment, net	24,886	27,325
Intangible assets, net	4,172	4,211
Other assets	1,011	1,013
Non-current assets of discontinued operations	-	144
Total assets	$118,015	$124,099

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,870	$5,089
Accrued expenses	15,020	15,745
Current liabilities of discontinued operations	474	331
Total current liabilities	20,364	21,165

Long-term income tax payable	1,826	1,826
Other long-term liabilities	1,361	1,081
Non-current liabilities of discontinued operations	365
Commitments and contingencies	-

Total stockholders' equity - Zygo Corporation	92,449	98,583
Non-controlling interest	1,650	1,444
Total stockholders' equity	94,099	100,027
Total liabilities and stockholders' equity	$118,015	$124,099

Zygo Corporation and Subsidiaries
Reported Results to Non-GAAP Results
(Unaudited)

(Thousands of dollars, except per share amounts)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
GAAP operating loss (as reported)	$(1,308)	$(6,066)	$(4,557)	$(4,352)
Adjustments to operating expenses
Severence charges (SG&A)	422	-	435	-
Severence charges (RD&E)	305	-	377	-
CEO retirement and search costs (SG&A)	897	-	897	-
Royalty claim	-	1,360	-	1,360
ESI merger related expenses (SG&A)	-	1,852	-	2,194
Total non-GAAP adjustments to operating expenses	1,624	3,212	1,709	3,554
Non-GAAP operating profit (loss), as adjusted	$316	$(2,854)	$(2,848)	$(798)

Other income (as reported)	47	758	158	683
Net earnings attributable to non-controlling interest (as reported)	313	372	445	648
Income tax benefit (expense) *1	308	996	(374)	288

Non-GAAP net earnings (loss) - continuing operations as adjusted	$358	$(1,472)	$(3,509)	$(475)

GAAP loss per share - continuing operations (as reported)	($0.07)	($0.23)	($0.31)	($0.18)
Non-GAAP net earnings (loss) per share - continuing operations as adjusted	$0.02	($0.09)	($0.21)	($0.03)

Weighted average shares used in basic shares calculation	16,993	16,834	16,968	16,805
Weighted average shares used in diluted shares calculation	17,154	-	-	-

*1 The Company’s reported results for fiscal 2010 include a full valuation allowance on its deferred tax assets. Accordingly, for purposes of computing non-GAAP net earnings (loss), as adjusted, the Company has assumed no tax benefit would be recorded in fiscal 2010. Fiscal 2009 results on the non-GAAP basis were adjusted based on the effective tax rates in the respective fiscal 2009 periods.

Non-GAAP operating profit (loss), as adjusted, non-GAAP net earnings (loss), as adjusted and non-GAAP net earnings (loss) per share, as adjusted, are operating performance measures defined by the Company and used by the Company’s management to evaluate its operating activities and a reconciliation of such amounts to reported results is presented above. These non-GAAP financial measures are not intended to replace reported amounts of operating profit (loss), net earnings (loss) or net earnings (loss) per share, which respectively are the most directly comparable GAAP financial measures. The Company believes that providing such a reconciliation is useful to users of the financial statements, since it excludes certain significant and unusual charges in the Company’s results, thus enhancing comparability of the Company’s results between periods presented. These non-GAAP measures are not alternatives to the most directly comparable reported measures under GAAP and should not be considered as alternatives to operating profit (loss), net earnings (loss), and net earnings (loss) per shares or any other measure of consolidated operating results under GAAP.